Exhibit 99.1

Second Quarter 2018 Earnings Results

TPG Specialty Lending, Inc. Reports Second Quarter NII Per Share of $0.56 and NAV Per Share of $16.36; Declares a Second Quarter Supplemental Dividend Per Share of $0.08 and a Third Quarter Base Dividend Per Share of $0.39; Board Approves Reduction in Minimum Asset Coverage Ratio

NEW YORK—August 1, 2018— TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $36.3 million, or $0.56 per share, and net income of $33.6 million, or $0.52 per share, for the second quarter ended June 30, 2018. Net asset value per share was $16.36 at June 30, 2018 as compared to $16.27 at March 31, 2018.

Annualized return on average equity (ROE) for the second quarter 2018 were 13.8% and 12.7% on a net investment income and a net income basis, respectively.

The Company announced that its Board of Directors has declared a third quarter 2018 base dividend of $0.39 per share for stockholders of record as of September 14, 2018, payable on October 15, 2018. The Company’s Board of Directors also declared a second quarter supplemental dividend of $0.08 per share for stockholders of record as of August 31, 2018, payable on September 28, 2018.

The Company’s Board of Directors previously declared a first quarter supplemental dividend of $0.06 per share and a second quarter base dividend of $0.39 per share, payable to stockholders of record as of May 31, 2018 and June 15, 2018, respectively, which were paid on June 29, 2018 and July 13, 2018, respectively.

The Company announced that its Board of Directors has approved the reduction of the Company’s minimum asset coverage ratio to 150%, effective August 1, 2019, as permitted under Section 61(a)(2) of the Investment Company Act of 1940 Act, as amended by the Small Business Credit Availability Act, following an extensive review of the Company’s plan with respect to increased leverage flexibility. The Company also announced it will seek stockholder approval for the application of the lower minimum asset coverage ratio at a special meeting of stockholders, so that the Company may increase its leverage limitation under the 1940 Act sooner than August 1, 2019. The date of the special meeting has not yet been determined. If the proposal is approved by the Company’s stockholders at the special meeting, the application of the 150% minimum asset coverage ratio would be effective as of the day after the special meeting. Once the 150% minimum asset coverage ratio is in effect (either after a special meeting or on August 1, 2019), TSL Advisers, LLC (“the Adviser”) intends to waive a portion of the Management Fee payable under the Company’s Investment Advisory Agreement by reducing the Management Fee on assets financed with leverage in excess of 1.0x debt to equity. Pursuant to the waiver, the Adviser intends to waive the portion of the Management Fee in excess of an annual rate of 1.0% (0.250% per quarter) on the average value of the Company's gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company's net asset value at the end of the two most recently completed calendar quarters. Upon the effectiveness of the lower minimum asset coverage ratio requirement, the Company’s revised financial policy is to increase its target debt to equity range from 0.75x-0.85x to 0.90x-1.25x.

Net Investment Income
Q2 2018 ($MM):	$36.3
Q2 2018 (per share):	$0.56

Net Income
Q2 2018 ($MM):	$33.6
Q2 2018 (per share):	$0.52

NAV
Q2 2018 ($MM):	$1,062
Q2 2018 (per share):	$16.36
Q2 2018 (per share, PF):	$16.28

Annualized ROE
Q2 2018 (NII):	13.8%
Q2 2018 (NI):	12.7%

Dividend (per share)
Q2 2018 (Supp.):	$0.08
Q2 2018 (Base):	$0.39
Q3 2018 (Base):	$0.39

Q2 YTD 2018 (Supp.):	$0.14
Q2 YTD 2018 (Base):	$0.78

Portfolio and Investment Activity

For the three months ended June 30, 2018, gross originations totaled $944.4 million. This compares to $564.6 million for the three months ended March 31, 2017 and $397.7 million for the three months ended June 30, 2017.

For the three months ended June 30, 2018, the Company made new investment commitments and fundings of $265.1 million and $221.6 million, respectively, in four new portfolio companies and six existing portfolio companies. For this period, the Company had $182.9 million aggregate principal amount in exits and repayments.

For the three months ended June 30, 2017, the Company made new investment commitments and fundings of $267.7 million and $246.5 million, respectively, in five new portfolio companies and five existing portfolio companies. For this period, the Company had $270.7 million aggregate principal amount in exits and repayments

As of June 30, 2018 and March 31, 2018, the Company had investments in 48 portfolio companies with an aggregate fair value of $1,955.1 million and $1,909.3 million, respectively. As of June 30, 2018, the average investment size in each portfolio company was $40.7 million based on fair value.

As of June 30, 2018, the portfolio based on fair value consisted of 93.8% first-lien debt investments, 3.1% second-lien debt investments, and 3.1% equity and other investments. As of March 31, 2018, the portfolio based on fair value consisted of 94.4% first-lien debt investments, 3.2% second-lien debt investments, and 2.4% equity and other investments. As of June 30, 2018 and March 31, 2018, approximately 96.9% and 97.6% of the portfolio was invested in secured debt, respectively.

As of June 30, 2018, 100.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 94.1% of these subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2018 and March 31, 2018, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 11.4% and 11.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 11.4% and 11.2%, respectively.

As of June 30, 2018, 100% of the portfolio at fair value was meeting all payment and covenant requirements. No investments were on non-accrual status at June 30, 2018.

Gross Originations
$944.4MM

Net Fundings
$38.7MM

Average Investment Size
$40.7MM (2.1% of the portfolio at fair value)

First Lien Debt (% FV)
93.8%

Secured Debt (% FV)
96.9%

Weighted Average Portfolio Yields
Yield at Fair Value:	11.4%
Yield at Amortized Cost:	11.4%

Results of Operations for the Three Months Ended June 30, 2018
Compared to the Three Months Ended June 30, 2017

Investment Income

For the three months ended June 30, 2018 and 2017, investment income totaled $66.4 million and $58.8 million, respectively. The increase in investment income was primarily driven by an increase in the average size of the investment portfolio.

Expenses

Net expenses totaled $29.2 million and $24.0 million for the three months ended June 30, 2018 and 2017, respectively. This increase in net expenses was primarily due to an increase in the average interest rate on the debt outstanding following an increase in LIBOR, higher outstanding debt balances, as well as higher management and incentive fees.

Liquidity and Capital Resources

As of June 30, 2018, the Company had $10.3 million in cash and cash equivalents, including $7.2 million of restricted cash, total principal value of debt outstanding of $876.9 million, and $500.6 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.1% and 3.7% for the three months ended June 30, 2018 and March 31, 2018, respectively. Average debt to equity was 0.89x and 0.84x during the three months ended June 30, 2018 and March 31, 2018, respectively.

Other Information

The Company’s Board of Directors approved an extension of the Company’s stock repurchase plan (“Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. Unless extended or terminated by its Board of Directors, the Company expects that the stock repurchase plan will be in effect through the earlier of February 28, 2019, or such time as the current approved repurchase amount of up to $50 million has been fully utilized, subject to certain conditions.

Total Investment Income
$66.4MM

Net Expenses
$29.2MM

Total Principal Debt Outstanding
$876.9MM

Available Liquidity
$500.6MM

Debt-to-Equity Ratio
Q2 2018 Quarter End:	0.82x
Q2 2018 Average(1):	0.89x

(1)

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8:30 a.m. Eastern Time on August 2, 2018. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508
International: +1 (253) 237-1122
Conference ID: 6889249

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 2 through August 9 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 6889249

Financial Highlights

(Amounts in millions, except per share amounts)

	Three Months Ended
	(unaudited)
	June 30, 2018	March 31, 2018	June 30, 2017
Investments at Fair Value	$1,955.1	$1,909.3	$1,554.5
Total Assets	$1,978.5	$1,930.1	$1,589.1
Net Asset Value Per Share	$16.36	$16.27	$16.15
Supplemental Dividend Per Share	$0.08	$0.06	$0.09
Pro Forma Net Asset Value Per Share(1)	$16.28	$16.21	$16.06
Investment Income	$66.4	$57.8	$58.8
Net Investment Income	$36.3	$31.2	$33.9
Net Income	$33.6	$33.8	$31.8
Net Investment Income Per Share	$0.56	$0.51	$0.57
Net Realized and Unrealized Gains (and Losses) Per Share	($0.04)	$0.05	($0.04)
Net Income Per Share	$0.52	$0.56	$0.53
Annualized Return on Equity (Net Investment Income)(2)	13.8%	12.7%	14.1%
Annualized Return on Equity (Net Income)(2)	12.7%	13.8%	13.2%
Weighted Average Yield of Debt and Income Producing Securities at Fair Value	11.4%	11.1%	10.7%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	11.4%	11.2%	10.8%
Percentage of Debt Investment Commitments at Floating Rates (3)	100.0%	100.0%	100.0%

(1)	Pro Forma Net Asset Value Per Share gives effect to the supplemental dividend declared related to earnings in the applicable period.
(2)

Return on equity is calculated using weighted average equity. Weighted average equity is calculated by starting with NAV at the beginning of the period, adjusting daily for equity issuances and adjusting on the last day of the period for that quarter’s net income and dividends payable.

(3)	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate.

Financial Statements and Tables

TPG Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2018	2017
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,739,334 and $1,523,844, respectively)	$1,776,358	$1,557,803
Non-controlled, affiliated investments (amortized cost of $39,219 and $0, respectively)	39,210	—
Controlled, affiliated investments (amortized cost of $160,755 and $162,406, respectively)	139,514	135,920
Total investments at fair value (amortized cost of $1,939,308 and $1,686,250, respectively)	1,955,082	1,693,723
Cash and cash equivalents (restricted cash of $7,181 and $3,150, respectively)	10,308	6,665
Interest receivable	8,596	6,762
Prepaid expenses and other assets	4,493	13,088
Total Assets	$1,978,479	$1,720,238
Liabilities
Debt (net of deferred financing costs of $16,729 and $11,770, respectively)	$858,186	$703,428
Management fees payable to affiliate	7,322	6,219
Incentive fees payable to affiliate	7,700	5,628
Dividends payable	25,306	23,488
Other payables to affiliate	2,236	1,901
Other liabilities	15,687	10,290
Total Liabilities	916,437	750,954
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 65,009,606 and 60,336,281 shares issued, respectively; and 64,920,526 and 60,247,201 shares outstanding, respectively	650	603
Additional paid-in capital	985,541	906,521
Treasury stock at cost; 89,080 and 89,080 shares held, respectively	(1,359)	(1,359)
Undistributed net investment income	72,068	61,790
Net unrealized gains	12,944	6,718
Undistributed net realized losses	(7,802)	(4,989)
Total Net Assets	1,062,042	969,284
Total Liabilities and Net Assets	$1,978,479	$1,720,238
Net Asset Value Per Share	$16.36	$16.09

TPG Specialty Lending, Inc.
Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$58,640	$54,900	$106,607	$102,670
Dividend income	—	—	196	—
Other income	3,035	2,353	8,854	4,479
Total investment income from non-controlled, non- affiliated investments	61,675	57,253	115,657	107,149
Investment income from non-controlled, affiliated investments:
Interest from investments	375	—	375	—
Other income	216	—	216	—
Total investment income from non-controlled, affiliated investments	591	—	591	—
Investment income from controlled, affiliated investments:
Interest from investments	4,084	1,516	7,818	2,516
Other income	51	50	103	102
Total investment income from controlled, affiliated investments	4,135	1,566	7,921	2,618
Total Investment Income	66,401	58,819	124,169	109,767
Expenses
Interest	11,161	7,655	20,231	14,520
Management fees	7,322	5,977	13,982	12,048
Incentive fees	7,700	7,197	14,309	13,247
Professional fees	1,621	1,771	3,732	3,057
Directors’ fees	98	96	204	201
Other general and administrative	1,297	1,311	2,535	2,613
Total expenses	29,199	24,007	54,993	45,686
Management and incentive fees waived	—	—	(63)	—
Net Expenses	29,199	24,007	54,930	45,686
Net Investment Income Before Income Taxes	37,202	34,812	69,239	64,081
Income taxes, including excise taxes	900	880	1,750	1,630
Net Investment Income	36,302	33,932	67,489	62,451
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(5,274)	(3,845)	3,065	7,394
Non-controlled, affiliated investments	(9)	—	(9)	—
Controlled, affiliated investments	8,616	21,046	5,244	13,297
Translation of other assets and liabilities in foreign currencies	4,886	(2,864)	3,905	(8,657)
Interest rate swaps	(1,785)	2,133	(5,979)	2,287
Total net change in unrealized gains	6,434	16,470	6,226	14,321
Realized gains (losses):
Non-controlled, non-affiliated investments	448	3,272	3,093	4,595
Non-controlled, affiliated investments	—	—	—	—
Controlled, affiliated investments	(9,589)	(21,776)	(9,589)	(21,776)
Foreign currency transactions	(26)	(72)	186	513
Total net realized losses	(9,167)	(18,576)	(6,310)	(16,668)
Total Unrealized and Realized Gains (Losses)	(2,733)	(2,106)	(84)	(2,347)
Increase in Net Assets Resulting from Operations	$33,569	$31,826	$67,405	$60,104
Earnings per common share—basic and diluted	$0.52	$0.53	$1.07	$1.00
Weighted average shares of common stock outstanding—basic and diluted	64,758,752	59,912,804	62,810,429	59,855,088

The Company’s investment activity for the three months ended June 30, 2018 and 2017 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2018	June 30, 2017
New investment commitments:
Gross originations	$944.4	$397.7
Less: Syndications/sell downs	679.3	130.0
Total new investment commitments	$265.1	$267.7
Principal amount of investments funded:
First-lien	$215.5	$233.0
Second-lien	—	—
Mezzanine and unsecured	—	—
Equity and other	6.1	13.5
Total	$221.6	$246.5
Principal amount of investments sold or repaid:
First-lien	$180.7	$270.3
Second-lien	—	—
Mezzanine and unsecured	—	—
Equity and other	2.2	0.4
Total	$182.9	$270.7
Number of new investment commitments in new portfolio companies	4	5
Average new investment commitment amount in new portfolio companies	$56.8	$43.7
Weighted average term for new investment commitments in new portfolio companies (in years)	4.6	4.9
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	10.6%	11.2%
Weighted average spread over LIBOR of new floating rate investment commitments	8.4%	9.9%
Weighted average interest rate on investments sold or paid down	9.5%	9.7%

About TPG Specialty Lending, Inc.

TSLX is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine and unsecured loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Sixth Street Partners, the dedicated special situations and credit platform of TPG, with approximately $24 billion of assets under management as of March 31, 2018, and the broader TPG platform, a global private investment firm with over $84 billion of assets under management as of March 31, 2018. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Important Information For Stockholders

In connection with the proposal to reduce the Company’s minimum asset coverage ratio to 150%, the Company intends to file a preliminary proxy statement and an accompanying proxy card with the SEC. The information contained in the preliminary proxy statement will not be complete and may be changed. The Company will also file with the SEC a definitive version of the proxy statement and accompanying proxy card that will be sent or provided to stockholders when available. The Company advises its stockholders and other interested persons to read the proxy statement and other proxy materials as they become available because they will contain important information. The proxy materials will become available at no charge on the SEC’s website at http://www.sec.gov and on the Company’s website at http://www.tpgspecialtylending.com. In addition, the Company will provide copies of the proxy statement without charge upon request at the contact information below.

Source: TPG Specialty Lending, Inc.

Investors:

Lucy Lu
212-601-4753
IRTSL@tpg.com

Media:

Luke Barrett

212-601-4752
lbarrett@tpg.com

or

Abernathy MacGregor
Patrick Clifford
pfc@abmac.com